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                                                               EXHIBIT 10.12



                                NORTH FORK BANK
                  CONSOLIDATED, MODIFIED REVOLVING CREDIT NOTE

BORROWER:            TECHNOLOGY FLAVORS & FRAGRANCES, INC.

PRINCIPAL: $5,500,000                                     DATE: October 22, 1996

    PROMISE TO PAY: The undersigned does hereby promise to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 245 Love Lane, Mattituck, New York, or at any of its branches, the sum of FIVE MILLION FIVE HUNDRED THOUSAND ($5,500,000) DOLLARS or the aggregate unpaid principal amount of all advances made to the undersigned by the Bank pursuant to the terms hereof, whichever amount is less, plus interest thereon, from the date hereof in the manner set below.

    RATE AND PAYMENT: The Borrower shall pay to the Bank interest on the outstanding principal balance hereof at that rate equal to one and one-quarter (1.25%) percent in excess of that rate stated by the Bank to be its Prime Rate from time to time in effect, payable monthly in arrears on the first (1st) day of each month hereafter. This Note shall mature on January 15, 1999 on which date all outstanding principal, interest and/or related charges due to the Bank hereunder shall be due and payable. All interest payments shall be made by automatic debit from an account maintained at the Bank in which Borrower shall maintain balances sufficient to pay the monthly interest payments (currently Account Number 3124011564).

    Prime Rate as referred to herein shall refer to the rate of interest determined or announced by the Bank from time to time as its prime rate and the Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans and other credit relationships. Each change in the Prime Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower.

    Payments shall be applied first to interest on unpaid principal balances to the date payment is received by the Bank and then to reduction of principal. Interest shall be calculated on a 360 day year and actual number of days elapsed.

    In addition to the foregoing, the Borrower shall pay to the Bank a fee equal to one-quarter of one ( 1/4) percent of the unused portion hereof during the immediately preceding quarter, payable quarterly in arrears commencing on January 1, 1997 and on the first day of each April, July, October and January thereafter until maturity.


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    LOAN ADVANCES: The Borrower may borrow, repay in whole or in part, and reborrow on a revolving basis an amount not to exceed an aggregate outstanding principal balance in the amount of Five Million Five Hundred Thousand ($5,500,000) Dollars.

    Notwithstanding anything to the contrary set forth herein, the outstanding balance of all indebtedness from the Borrower to the Bank shall not exceed the sum of the following by more than $250,000:

        (a) Eighty-Five (85%) percent of the Borrower's Eligible Domestic Accounts Receivable outstanding for less than ninety (90) days;

        (b) Eighty-Five (85%) percent of the Borrower's Eligible Foreign Accounts Receivable insured in a manner and by a company acceptable to the Bank or backed by a Letter of Credit acceptable to the Bank (excluding amounts due to the Borrower from Leo Salas);

        (c) Thirty-Three (33%) percent of the Borrower's Eligible Inventory (said 33% not to exceed One Million Five Hundred Thousand ($1,500,000) Dollars);

        (d) Fifty (50%) percent of the appraised fair market value of the Borrower's machinery and equipment (as calculated by an appraiser selected by the Bank); and

        (e) For the period to expire on November 29, 1996, the additional sum of ten (10%) percent of the net book value of the formulations owned by the Borrower (said ten (10%) percent not to exceed $600,000).

    During the term hereof, the Borrower shall submit to the Bank a monthly Borrowing Base Certificate, in the bank-approved form for same, setting forth the aforementioned calculation and confirming that the outstanding principal balance of all indebtedness from the Borrower to the Bank does not exceed the aforementioned limitation. In the event that said aggregate outstanding principal balance of all indebtedness from the Borrower to the Bank hereunder shall at any time exceed the specified amount, the Bank may, in its sole discretion, (a) increase the interest rate applicable hereto by two (2%) percent per annum, and/or (b) declare a monetary default hereunder.

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    The Bank reserves the right to make or decline any request for an advance in its sole discretion, provided such discretion is exercised in a commercially reasonable manner, and may condition the availability of an advance upon, among other things, the maintenance of a satisfactory financial condition. Borrower authorizes the Bank to keep a record of the amounts and dates of all advances and repayments hereunder, which record shall, in the absence of manifest error, be conclusive as to the outstanding principal amount due hereunder; provided, however, that the failure to record any advance or repayment shall not limit or otherwise affect the obligation of Borrower under this Note.

    The Borrower acknowledges that there is currently outstanding under the terms of those certain notes consolidated herein the combined outstanding aggregate principal balance of Four Million Fifty Thousand ($4,050,000) Dollars and that only the sum of One Million Four Hundred Fifty Thousand ($1,450,000) Dollars is available to the Borrower hereunder subject to those limitations defined herein.

    PREPAYMENT: Prepayment in whole or in part may be made at any time without penalty. Any prepayment will be applied in inverse order of maturity and will not defer the payment schedule.

    DEFAULT INTEREST RATE: The unpaid principal sum due under this Note shall bear interest at a rate equal to four (4%) percent above the rate set forth above on and after the occurrence of any event of default and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgment with respect to such event, but in no event shall the rate either before or after the occurrence of an event of default exceed the highest rate of interest, if any, permitted under applicable New York or Federal Law.

    SECURITY: This Note is secured by:

        (a) all accounts, accounts receivable, other receivables, contract rights, chattel paper, general intangibles, instruments and documents, and notes; any other obligations or indebtedness owed to Borrower from whatever source arising; all rights of Borrower to receive any performance or any payments in money or kind; all guaranties of the foregoing and security therefor; all of the right, title and interest of Borrower in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing or which are described in invoices and insurance policies and proceeds relating thereto, and all rights of Borrower as an unpaid seller of goods and services, including, but not limited to, the rights to stoppage in transit, replevin, reclamation, and resale; and all of the foregoing whether now owned or existing or hereafter created or

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    acquired; any and all now owned or hereafter acquired inventory, goods, merchandise, or other personal property, raw materials, parts, supplies, work-in-process and finished products intended for sale, of every kind and description, in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of the custody or possession of Borrower, including insurance proceeds from insurance on any of the above, all of the Borrower's interest in inventory described in invoices, any returns upon any accounts and other proceeds, resulting from the sale or disposition of any of the foregoing, including without limitation, raw materials, work-in-process, and finished goods, (all of the foregoing is collectively referred to herein as the "Collateral."); and

        (b) all products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all property received wholly or partly in trade or exchange for Collateral, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.

    The security interest granted to the Bank in the Collateral as described herein is more fully set forth in that certain General Security Agreement dated July 12 1993, previously amended and restated by that certain Amended and Restated General Security Agreement dated December 4, 1995, and as further restated and amended of even date herewith.

    RIGHT OF OFFSET: If any payment is not made on time, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the undersigned has at the Bank without prior notice or demand.

    LATE CHARGES: Undersigned will pay a charge of 4% of the amount of any payment overdue more than ten (10) days (without taking into account any grace period) at the time the late payment is made.

    FINANCIAL STATEMENTS: Borrower shall furnish to the Bank the following:

        (a) As soon as available, but in no event later than 120 days after the end of each fiscal year, with annual reviewed financial statements with an unqualified opinion, including balance sheets as of the last day of the fiscal year and statements of income and retained earnings and changes in financial condition for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied for the period and prior periods by Ernst & Young, LLP, or by other independent certified public accountants satisfactory to the Bank;

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        (b) As soon as available, but in no event later than 60 days after the end of each three (3) month period, quarterly financial statements, including balance sheets and statements of income and retained earnings and changes in financial condition for such semi-annual period each prepared in accordance with generally accepted accounting principles, consistently applied for the period and prior periods by independent certified public accounts satisfactory to the Bank;

        (c) Borrower shall furnish to the Bank a completed Borrowing Base certificate along with an Accounts Receivable Aging Report by the 10th day following the end of the previous month; and

        (d) All other documents and/or information reasonably requested by the Bank.

    AFFIRMATIVE COVENANTS: The Borrower will, and with respect to the agreements set forth in subsections (a) through (f) hereof, will cause each Subsidiary to:

        (a) With respect to its properties, assets and business, maintain insurance against loss or damage, to the extent that property, assets and businesses of similar character are usually so insured by companies similarly situated and operating like properties, assets or businesses with responsible insurance companies satisfactory to the Bank, said insurance to be assigned at closing to the Bank as its interests may appear;

        (b) Duly pay and discharge all taxes or other claims which might become a lien upon any of its properties except to the extent that such items are being in good faith appropriately contested;

        (c) Maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

        (d) Conduct its business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted;

        (e) Comply with all statutes, rules and regulations and maintain its corporate existence;

        (f) Permit the Bank to make or cause to be made, inspections and audits of any books, records and papers of the Borrower and of any parent or subsidiary and each endorser or Guarantor hereof and to make extracts

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    therefrom at all such reasonable times and as often as the Bank may reasonably require;

        (g) Immediately give notice to the Bank that an Event of Default has occurred or that an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and specifying the action which the Borrower has taken and proposes to take with respect thereto.

    NEGATIVE COVENANTS: During the term hereof the Borrower will not, and will not permit any Parent or Subsidiary to:

        (i) incur any indebtedness not in the ordinary course of business other than that incurred with the Bank;

        (ii) acquire all or any interest in any entity in excess of Fifty Thousand ($50,000) Dollars without the prior written consent of the Bank;

       (iii) make or suffer advances to affiliates, subsidiaries and/or unrelated entities in excess of $10,000 per year, except in the ordinary course of business;

        (iv) make or suffer advances to shareholders and/or officers in excess of $10,000 per year;

        (v) invest in other entities in excess of Fifty Thousand ($50,000) Dollars;

        (vi) declare or pay any dividend without the prior written consent of the Bank;

       (vii) assume, endorse, be or become liable for or guarantee the obligations of any person except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. Notwithstanding the foregoing, the Borrower shall be permitted to guarantee the obligations of any subsidiary in an amount not to exceed Fifty Thousand ($50,000) Dollars, provided said guaranty does not otherwise cause an Event of Default hereunder;

      (viii) (1) terminate any Pension Plan so as to result in any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBCG"), (2) engage in or permit any

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    person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Pension Plan which would subject the Borrower to any material tax, penalty or other liability, (3) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Pension Plan, or (4) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBCG by reason of termination of any Pension Plan.

    DEFAULT: The Bank may declare the entire unpaid balance of the Note due and payable on the happening of any of the following events (each an "Event of Default"):

        (a) Failure to pay any amount required by this Note within five (5) business days of its respective due date, or any other obligation owed to the Bank by undersigned or any Guarantor within five (5) business days of its respective due date, or failure to have sufficient funds in its account for loan payments to be debited on the due date;

        (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, any Guaranty or any other document given to the Bank in connection with this Note within ten (10) business days after written notice of said default;

        (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of an execution, garnishment, or levy against, or the commencement of any proceeding for relief from indebtedness by or against the undersigned or any Guarantor, provided such proceeding is not dismissed within sixty (60) days from the date of its filing or inception;

        (d) The happening of any event which, in the reasonable judgment of the Bank, materially adversely affects Borrower's or Guarantor's ability to repay the Note or the value the Collateral is materially impaired;

        (e) If any material written representation, warranty or statement made to the Bank by Borrower or Guarantors is untrue;

        (f) The occurrence of a default under any Guaranty or any other document or instrument given to the Bank in connection with this Note, provided that such default continues for a period of five (5) business days after written notice thereof to the Borrower;

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        (g) n]Failure to provide any financial information within ten (10) days of the Bank's written request or failure to permit an examination of the Borrower's books and records within ten (10) days of the Bank's written request;

        (h) Sale, disposal and/or transfer of any material fixed or intangible asset(s) of the Borrower without the prior written consent of the Bank;

        (i) In the event that the Borrower shall maintain a Debt Service Coverage of less than 1.30 : 1. For purposes hereof, Debt Service Coverage shall be tested on an annual basis and defined as (Operating Income + Depreciation + Amortization) (Interest Expense + Principal Amortization, excluding Principal Amortization due in connection with that certain subordinated debt due to certain purchasers pursuant to that certain Purchase Agreement dated of even date herewith in the amount of $1,500,000);

        (j) In the event that the ratio of the Borrower's Senior Debt to (Tangible Net Worth plus Subordinated Debt) shall exceed 3.25 : 1 prior to December 30, 1997 and 2.50 : 1 thereafter;

        (k) In the event that the Borrower shall maintain a Current Ratio (Current Assets divided by Current Liabilities) of less than 1.5 : 1;

        (l) In the event that the Borrower shall incur Capital Expenditures in excess of Three Hundred Thousand ($300,000) Dollars per year.

    MISCELLANEOUS: (a) All agreements, representations and warranties made herein shall survive the delivery of this Note. The Borrower waives trial by jury, set-off and counterclaim of any nature in any litigation in any court with respect to, in connection with, or arising out of, this Note or any instrument or document delivered pursuant hereto or the validity, protection, interpretation, collection or enforcement hereof;

    (b) No modification or waiver of or with respect to any provision of this Note, or consent to any departure by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances;

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    (c) Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of this Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right;

    (d) In the event that this Note is placed in the hands of an attorney for collection by reason of any default hereunder, the Borrower agrees to pay reasonable attorney's fees so incurred. The Borrower promises to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this Note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance of adequate insurance) of or the realization upon the collateral;

    (e) The Borrower hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands except as otherwise expressly provided for herein;

    (f) All accounting terms not otherwise defined in this Note shall have the meanings ascribed thereto under generally accepted accounting principles;

    (g) It is the specific intention of the parties that this Note is, and shall continue to be, an instrument for the payment of money only and the Borrower expressly grants to the Bank all rights and privileges attendant thereto;

    (h) Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law. If at any time the rate of interest otherwise prescribed herein shall exceed such maximum rate, and such prescribed rate is thereafter below such maximum rate, the prescribed rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Bank is that which would have been received by the Bank, except for the operation of the first sentence of this Section.

    (i) This Note and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the State of New York and the Borrower consents to the jurisdiction of the courts of New York in any action brought to enforce any rights of the Bank under this Note.

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    IN WITNESS WHEREOF, the undersigned has signed this note as of the 22nd day of October, 1996.

                                          TECHNOLOGY FLAVORS & FRAGRANCES,
                                            INC.

                                          By: /s/ Philip Rosner
                                          --------------------------------------

                                            Philip Rosner, President

                                          By: /s/ Joseph A. Gemmo
                                          --------------------------------------

                                            Joseph A. Gemmo, Vice President

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